Exhibit 10.5a

                        PINNACLE WEST CAPITAL CORPORATION
                          2002 LONG-TERM INCENTIVE PLAN

1.   OBJECTIVES.

     The Pinnacle West Capital Corporation 2002 Long-Term Incentive Plan (the "Plan") is designed to attract, motivate and retain selected employees of the Company. These objectives are accomplished by making long-term incentive awards under the Plan, thereby providing Participants with a proprietary interest in the Company's growth and performance.

2.   DEFINITIONS.

     (A) "AWARDS" -- The grant of any form of Stock Option, Performance Share, or Stock Ownership Incentive Award (whether granted singly, in combination or in tandem) to a Participant pursuant to such terms, conditions, performance requirements, limitations and restrictions as the Committee may establish in order to fulfill the objectives of the Plan.

     (B) "AWARD AGREEMENT" -- An agreement between PNW and a Participant that sets forth the terms, conditions, performance requirements, limitations and restrictions applicable to an Award.

     (C) "BOARD" -- The Board of Directors of Pinnacle West Capital Corporation ("PNW").

     (D)  "CAPITAL STOCK" OR "STOCK" -- PNW's common stock (no par value).

     (E) "CODE" -- The Internal Revenue Code of 1986, as amended from time to time.

     (F) "COMMITTEE" -- The Committee designated by the Board to administer the Plan and chosen from those of its members, each of whom qualify as:
          (i) a "Non-Employee Director" of PNW as defined in Rule 16b-3(b)(3) (or any successor provision) under the Securities Exchange Act of 1934 and (ii) an "outside director" under section 162(m) (or any successor provision) of the Code and the regulations thereunder.

     (G) "COMPANY" -- PNW or any of its subsidiaries (including subsidiaries of subsidiaries) or any other entity in which PNW or any of its subsidiaries has a significant equity or other interest, as determined by the Committee.

     (H) "FAIR MARKET VALUE" -- The closing price of Capital Stock on the New York Stock Exchange for the date in question provided that if no sales of Capital Stock were made on said exchange on that date, the closing price of Capital Stock as reported for the most recent preceding day on which sales of Capital Stock were made on said exchange.

     (I) "FISCAL YEAR" -- The Fiscal Year of PNW (may be changed from time to time).

     (J) "PARTICIPANT" -- An individual to whom an Award has been made under the Plan. Awards may be made to employees of PNW or any of its subsidiaries (including subsidiaries of subsidiaries) or any other
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          entity in which PNW or any of its subsidiaries has a significant equity or other interest, as determined by the Committee.

     (K) "PERFORMANCE PERIOD" -- A period of one or more consecutive Fiscal Years over which one or more of the performance criteria listed in
          Section 5(d) shall be measured pursuant to the grant of Awards (whether such Awards take the form of Stock Options, Performance Share Awards or Stock Ownership Incentive Awards). Performance Periods may overlap one another.

3.   CAPITAL STOCK AVAILABLE FOR AWARDS.

     Subject to adjustment pursuant to Section 12, the number of shares that may be issued under the Plan for Awards granted is six million (6,000,000). Shares of Capital Stock may be made available from the authorized but un-issued shares of PNW, from shares held in PNW's treasury and not reserved for some other purpose, or from shares purchased on the open market. For purposes of determining the number of shares of Capital Stock issued under the Plan, no shares shall be deemed issued until they are actually delivered to a Participant, or such other person in accordance with Section 9. Shares covered by Awards, that either wholly or in part are not earned or that expire or are forfeited, terminated, canceled, or exchanged or other Awards, shall be available for future issuance under Awards. Further, shares tendered to PNW in connection with the exercise of Stock Options, or withheld by PNW for the payment of tax withholding on any Award, shall also be available for future issuance under Awards.

4.   ADMINISTRATION.

     The Plan shall be administered by the Committee, which shall have full power to select Participants, interpret the Plan and adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and acts approved in writing by a majority of the Committee in lieu of a meeting shall be deemed acts of the Committee. Each member of the Committee is entitled to rely in good faith upon any report or other information furnished to that member by any officer or other employee of PNW, any subsidiary, PNW's certified public accountants, any executive compensation consultant or other professional retained by PNW to assist in the administration of the Plan.

5.   AWARDS.

     The Committee shall determine the type(s) of Award(s) to be made to each Participant and shall set forth in the related Award Agreement the terms, conditions, performance requirements, limitations and restrictions applicable to each Award. Awards may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement or payment of, or as alternatives to, grants, rights or compensation earned under any other Plan of the Company, including the Plan of any acquired entity.

     (A) STOCK OPTION -- A Stock Option is a grant of a right to purchase a specified number of shares of Capital Stock. The exercise price of said Grant shall be not less than 100% of Fair Market Value on the date of Grant of such right. No individual may be granted Options to purchase more than 600,000 shares during any Fiscal Year. No Stock

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          Option shall have a term of more than ten (10) years. No Stock Option may be repriced during its term. All Stock Options shall be non-qualified Stock Options.

     (B) PERFORMANCE SHARE AWARD -- A Performance Share Award is an Award denominated in units of stock. The maximum number of shares of Capital Stock that may be issued under Performance Share Awards and Stock Ownership Incentive Awards shall not exceed 1,800,000. Performance Share Awards will provide for the payment of stock if performance goals are achieved over specified Performance Periods. The maximum possible Performance Share Grant to any single Participant is 120,000 units in any Fiscal Year.

     (C) STOCK OWNERSHIP INCENTIVE AWARD -- A Stock Ownership Incentive Award is an award of stock if certain performance goals and stock ownership requirements are achieved. The maximum possible Stock Ownership Incentive Award, which may be made to any single Participant in any Fiscal Year, is 15,000 shares.

     (D) PERFORMANCE CRITERIA UNDER SECTION 162(M) OF THE CODE FOR PERFORMANCE SHARE AWARDS, AND STOCK OWNERSHIP INCENTIVE AWARDS -- The performance criteria for Performance Share Awards, and Stock Ownership Incentive Awards made to any "covered employee" (as defined in section 162(m) of the Code), and which are intended to qualify as "performance-based compensation" (as defined in section 162(m) of the Code), shall consist of objective tests based on one or more of the following:
          PNW's earnings per share growth compared to a comparative group of S&P Electric Utilities; earnings; cash flow; customer satisfaction; revenues; financial return ratios; market performance; shareholder return and/or value; operating profits (including earnings before income taxes, depreciation and amortization); net profits; earnings per share; earnings per share growth; profit returns and margins; stock price; working capital; business trends; production cost; project milestones; and plant and equipment performance, as well as one or more of the following operational measures: safety, environment and minimizing customer price per kilowatt-hour. Performance criteria may be measured solely on a corporate, subsidiary or business unit basis or a combination thereof. Satisfaction of Stock Ownership guidelines may also be a prerequisite to payment.

     (E) DETERMINATIONS OF COMMITTEE -- Nothing herein shall preclude the Committee from making any payments or granting any Awards whether or not such payments or Awards qualify for tax deductibility under section 162(m) of the Code. No payments are to be made to a Participant if the applicable performance criteria are not achieved for a given Performance Period. If the applicable performance criteria are achieved for a given Performance Period, the Committee has full discretion to reduce or eliminate the amount otherwise payable for that Performance Period. Under no circumstances may the Committee use discretion to increase the amount payable to a Participant under a Performance Share Award, or a Stock Ownership Incentive Award.

6.   PAYMENT OF AWARDS.

     Payment of Awards shall be made in the form Stock and may include such restrictions as the Committee shall determine. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in Stock or units of Stock, subject to such terms, conditions and restrictions as the Committee may establish. At the discretion of the

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     Committee, a Participant may be offered an election to substitute an Award for another Award (or Awards) of the same or different type.

7.   STOCK OPTION EXERCISE.

     The price at which shares of Capital Stock may be purchased under a Stock Option shall be paid in full in cash at the time of the exercise or, if permitted by the Committee, by means of tendering Capital Stock or surrendering another Award or any combination thereof. The Committee shall determine acceptable methods of tendering Capital Stock or other Awards and may impose such conditions on the use of Capital Stock or other Awards to exercise a Stock Option, as it deems appropriate. In addition, the Optionee may effect a "cashless exercise" of a Stock Option in which the option shares are sold through a broker and a portion of the proceeds, to cover the exercise price, is paid to PNW or otherwise in accordance with the rules and procedures adopted by the Committee.

8.   TAX WITHHOLDING.

     Prior to the payment or settlement of any Award, the Participant must pay, or make arrangements acceptable to PNW for the payment of, any and all federal, state and local tax withholding that in the opinion of PNW is required by law. PNW shall have the right to deduct applicable taxes from any Award payment and withhold (at the time of delivery or vesting of shares of Stock under the Plan) an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of PNW to satisfy all obligations for withholding of such taxes.

9.   TRANSFERABILITY.

     No Award shall be transferable, assignable, payable to, or exercisable by anyone other than the Participant to whom it was granted, except: (a) by will or the laws of descent and distribution; or (b) that the Committee (in the form of an Award Agreement or otherwise) may permit transfers of Awards by gift or otherwise to a member of a Participant's immediate family and/or trusts whose beneficiaries are members of the Participant's immediate family, or to such other persons or entities as may be approved by the Committee.

10.  AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION OF THE PLAN.

     The Board may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in law or other legal requirements or for any other purpose permitted by law; provided, however, that no such amendment, modification, suspension or termination of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant. Subject to changes in law or other legal requirements that would permit otherwise, the Plan may not be amended without the approval of the shareholders of PNW, to: (a) increase the aggregate number of shares of Capital Stock that may be issued under the Plan (except for adjustments pursuant to Section 12); (b) permit the granting of Stock Options with exercise prices lower than those specified in Section 5(a); (c) modify the Plan's eligibility requirements, or (d) change the performance criteria applicable to Covered Employees.

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11.  TERMINATION OF EMPLOYMENT.

     If the employment of a Participant terminates, the status of the Award shall be as set forth in the Award Agreement, provided that if a Participant is covered by a Key Executive Employment and Severance Agreement ("KEESA"), which entitles the Participant's termination to be treated as a "Normal Termination", if such termination occurs within two years following a Change of Control (as defined in such KEESA), the Award Agreement shall give such Participant at least those rights provided for in such KEESA.

12.  ADJUSTMENTS.

     In the event of any change in the outstanding Capital Stock of PNW by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Committee shall adjust appropriately: (a) the number of shares of Capital Stock: (i) available for issuance under the Plan; (ii) for which Awards may be granted to an individual Participant set forth in Section 5 and (iii) covered by outstanding Awards denominated in stock or units of stock; (b) the exercise and grant prices related to outstanding Awards, and (c) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any other change affecting the Capital Stock or any distribution (other than normal cash dividends) to holders of Capital Stock such adjustments shall be made in the number and kind of shares and the exercise, grant and conversion prices of the affected Awards (including adjustments to avoid fractional shares) to give proper effect to such event as may be deemed equitable by the Committee. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to cause PNW to issue or assume Stock Options, whether or not in a transaction to which section 424(a) of the Code applies, by means of substitution of new Stock Options for previously issued Stock Options or an assumption of previously issued Stock Options. In such event, the aggregate number of shares of Capital Stock available for issuance under Awards under Section 3, including the individual Participant maximums set forth in Section 5, will be adjusted to reflect such substitution or assumption.

13.  MISCELLANEOUS.

     (A) Any notice to PNW required by any of the provisions of the Plan shall be addressed to the senior human resources officer of PNW in writing and shall become effective when it is received.

     (B) The Plan shall be unfunded and the Company shall not be required to establish any special account or fund or to otherwise segregate or encumber assets to ensure payment of any Award.

     (C) Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements or plans, subject to shareholder approval (if such approval is required) and such arrangements or plans may be either generally applicable or applicable only in specific cases.

     (D) No Participant shall have any claim or right to be granted an Award under the Plan and nothing contained in the Plan shall be deemed or construed to give any Participant the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Participant at any time without regard to the effect such discharge may have upon the Participant under the Plan. Except to the extent otherwise provided in any plan or in an Award Agreement, no

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          Award under the Plan shall be deemed compensation for purposes of computing benefits or contributions under any other plan of the Company.

     (E) The Plan and each Award Agreement shall be governed by the laws of the State of Arizona, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Arizona, County of Maricopa to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

     (F) The Committee shall have full power and authority to interpret the Plan and to make any determinations thereunder. The Committee's determinations shall be binding and conclusive. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among individuals, whether or not such individuals are similarly situated.

     (G) If any provision of the Plan is, or becomes, or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

     (H) The Plan, as adopted by the Board on March 20, 2002, is subject to approval of the stockholders of PNW within 12 months of the date it was adopted. Awards may be granted prior to such approval but no such Award may be exercised, vested or settled prior to such approval. If such approval is not obtained, any such Award shall be void ab initio and of no force or effect. If such approval is obtained, no further Awards shall be granted under the Pinnacle West Capital Corporation 1994 Long-Term Incentive Plan other than Awards providing for the issuance of up to 20,000 shares of Stock to be used under such plan to satisfy PNW's obligations to make Stock Awards to certain executives.

     (I) Subject to earlier termination, pursuant to Section 10, the Plan will terminate on March 19, 2012. Awards outstanding at the termination of the Plan will not be affected by such termination.

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